Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Transaction Systems Architects, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-86052 and 333-49804) on Form S-3, and in the registration statements (Nos. 333-123263, 333-113550, 333-88024, 333-88020, 333-59630, 333-59632, 333-53504, 333-33728, 333-73027, 333-22473, 33-93900, and 333-2594) on Form S-8 of Transaction Systems Architects, Inc. of our report dated May 10, 2007 with respect to the consolidated balance sheets of Transaction Systems Architects, Inc. and subsidiaries as of September 30, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2006, and the effectiveness of internal control over financial reporting at September 30, 2006, which reports appear in the September 30, 2006 Annual Report to Stockholders on Form 10-K of Transaction Systems Architects, Inc.

Our report dated May 10, 2007, on the consolidated financial statements referred to above, refers to the restatement of the consolidated financial statements as of September 30, 2005, and for each of the years in the two-year period ended September 30, 2005 and to the adoption of the fair value method of accounting for share-based compensation as required by Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment.

Our report dated May 10, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of September 30, 2006, expresses our opinion that Transaction Systems Architects, Inc. did not maintain effective internal control over financial reporting as of September 30, 2006 because of the effect of material weaknesses on the achievement of the objectives of the control criteria related to (i) the accounting for complex and non-recurring transactions, (ii) the financial close process, (iii) the completeness and existence of revenue recognition, and (iv) the application of income tax accounting.

Our report dated May 10, 2007, on management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2006, contains an explanatory paragraph that states our audit of internal control over financial reporting of the Company excludes the internal controls over financial reporting of the acquired businesses of P&H Solutions, Inc. and Electronic Payment Systems, AG.

/s/ KPMG LLP

Omaha, Nebraska

May 10, 2007